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                                                                   EXHIBIT 99.1


CONFIDENTIAL



               EARTHLINK AND MINDSPRING ANNOUNCE STRATEGIC MERGER
     EARTHLINK AND MINDSPRING COMBINE TO CREATE THE NATION'S SECOND LARGEST
                            INTERNET ACCESS PROVIDER


NEW YORK, September 23, 1999 - EarthLink (NASDAQ: ELNK) and MindSpring (NASDAQ:
MSPG) jointly announced today that they have signed a definitive merger agreement that will create the nation's second largest provider of Internet access, with an estimated combined base of over three million members upon completion of the deal.
         In the merger, MindSpring and EarthLink will both merge into a newly formed public company, with MindSpring stockholders receiving one share of the new company stock for each share of MindSpring stock and EarthLink stockholders receiving 1.615 shares of the new company stock in exchange for each share of EarthLink stock. The combined company will be known as EarthLink and will trade under the Nasdaq symbol "ELNK." Subject to several conditions, including regulatory approvals, approval by both companies' shareholders, and certain third party consents the transaction is expected to close in the first quarter 2000.
         Based on the closing price of both companies' stock on Wednesday, September 22, combined market capitalization of the new company would be over $3 billion. Based on results for the quarter ending June 30, 1999, the merged company would have revenues of nearly $650 million annualized. Also as of June 30, 1999, the new company would have a combined cash balance of


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EARTHLINK AND MINDSPRING MERGE
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more than $500 million, which is adjusted for the anticipated redemption of all of MindSpring's currently outstanding 5% convertible subordinated debt.
         The merger marks a culmination of aggressive growth strategies pursued independently by both EarthLink and MindSpring over the past five years. By combining their businesses, strong marketing channels, award-winning customer service and acquisition expertise, the merged company should surpass all other national ISPs by establishing itself as the clear alternative to America Online. In addition, a recent JD Power and Associates study ranked MindSpring and EarthLink numbers one and two, respectively, in overall customer satisfaction among the largest National Internet Service Providers.
         The new company will be led by executives from both EarthLink and MindSpring. In the new company, Charles Brewer, MindSpring's founder, chairman and CEO will be chairman; Charles "Garry" Betty, EarthLink's president, CEO will be CEO; Mike McQuary, MindSpring's president, chief operating officer will be president; and Sky Dayton, EarthLink's founder and chairman will be a director in the new company. Betty and McQuary will also serve on the Board of Directors.
         "I believe this marriage of equals will position the new company as the clear leader in the Internet access arena," said Betty. "By leveraging the synergies between our operations, marketing channels and member service philosophies, we will have built a solid platform to service our current members and, at the same time, accelerate our aggressive growth strategy."
         "Sky and I both founded our companies after our first frustrating attempts to get on the Internet," said Brewer. "We created our companies with a deliberate focus on providing our members with superior service. So it's no accident that both EarthLink and MindSpring have consistently been recognized as the two leading ISPs in customer service and satisfaction. Together, we will continue delivering the same award-winning service and support that our members expect."
          "Five years ago, Charles and I were among the few visionaries who saw the potential in the Internet to redefine the way people communicate," said Dayton. "In many ways, MindSpring and EarthLink's vision, philosophy and growth have been a mirror image of each other since we started. But with more than 70 percent of US households still not connected to the Internet, we both realize we are still facing a market in its infancy. This merger combines two companies who share a vision, and it gives us the tools to bring Internet service to the masses."
         "This unique partnership literally brings together some of the best minds in the Internet industry," said McQuary. "We believe that the exceptional pool of talent and resources from both sides will propel the new company to new heights in the rapidly growing Internet space."



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TRANSACTION TERMS AT-A-GLANCE

- -    Headquartered at MindSpring's current headquarters in Atlanta, the new company will carry the "EarthLink" name and will trade under EarthLink's current NASDAQ symbol, ELNK.

- -    The new company will adopt MindSpring's Core Values and Beliefs as the company's guiding principles

- -    This will be a stock-for-stock merger of equals. MindSpring and EarthLink will both merge into a new company. MindSpring shareholders will receive one share of stock in the new Company in exchange for each MindSpring share, and EarthLink shareholders will receive 1.615 shares of stock in the new company in exchange for each EarthLink share

- -    Merger is expected to be completed during the first quarter 2000

- -    The merger is structured to be accounted for as a pooling-of-interests

- -    EarthLink's broad business alliance and contractual arrangements with
     Sprint will all remain intact.

- -    EARTHLINK AND MINDSPRING have each granted the other an option to purchase shares equal to up to 19.9% of the other's common stock under certain circumstances.

- -    Certain significant and principal stockholders of the companies have agreed to vote in favor of the merger.



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KEY COMPANY HIGHLIGHTS UPON CLOSE OF TRANSACTION

- -    An estimated combined member base of approximately 2.8 million subscribers

- -    Initial projected marketing expenditure of $80MM per quarter

- -    90,000 member Web hosting accounts and a full range of related products and services

- -    Nearly 4,000 employees in Atlanta; Dallas; Phoenix; Harrisburg, PA.;
     Pasadena, Sacramento and San Jose, CA; and Seattle

- -    A strong history of award-winning service and customer support. A 1999 J.D.
     Power and Associates study ranked MindSpring and EarthLink numbers one and two, respectively, in overall customer satisfaction among the largest national Internet service providers.

ABOUT MINDSPRING

         MindSpring is a leading national Internet service provider focused on delivering outstanding service and support to its customers. MindSpring's dial-up subscribers can browse the World Wide Web, send electronic mail, participate in informative on-line chats and access over 20,000 newsgroups. MindSpring offers local Internet service in more than 890 locations throughout the United States. The MindSpring Biz division is a leading provider of Web hosting services and domain registrations, and offers other value-added services such as Web page design.

ABOUT EARTHLINK

         EarthLink is one of the world's leading Internet service providers. Through its unified EarthLink Sprint Internet access service, the company makes the Internet relevant and productive to more than 1.3 million individuals and businesses every day. Headquartered in Pasadena, EarthLink provides a full range of innovative access and hosting solutions to thousands of communities internationally from more than 2,300 points of presence. EarthLink and Sprint Corporation (NYSE: FON) have formed a broad business relationship to create an Internet service with the potential to reach millions of new customers. Sprint is a global communications company and one of the world's largest carriers of Internet traffic. Information about EarthLink and EarthLink Sprint services is available by calling (800) 395-8425 and through EarthLink's Web site at www.earthlink.net.

Certain of the statements contained in this release are forward-looking statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. With respect to such forward-looking statements, the companies seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation, (1) that the companies will not retain or grow their member bases, (2)


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that the companies will fail to be competitive with existing and new competitors, (3) that the companies will not be able to sustain current growth, (4) that the companies will not adequately respond to technological developments impacting the Internet, (5) that needed financing will not be available to the companies if and as needed, and (6) that the Year 2000 problem will adversely affect the companies' operations. This list is intended to identify certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included elsewhere herein. These factors are not intended to represent a complete list of all risks and uncertainties inherent in the companies' business, and should be read in conjunction with the more detailed cautionary statements included elsewhere herein in the companies' most recent filings with the SEC.

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